Exhibit 99
Dillard’s, Inc. Hosts Annual Meeting of Shareholders

May 21, 2016 - Little Rock, Ark. - Dillard’s, Inc. (DDS-NYSE) (the “Company” or “Dillard’s”) conducted its annual meeting of shareholders today in Little Rock, Arkansas with
Dillard’s Chairman of the Board and Chief Executive Officer, William Dillard, II, presiding.

Mr. Dillard welcomed guests and noted a quorum of shareholders was present to conduct the business of the annual meeting. Phillip Watts, Senior Vice President, noted that all director nominees had been elected by a wide majority of shareholders of both Class A and Class B Common Stock outstanding. He added that the proxy proposal to ratify the selection of the Company’s independent registered public accountants was also approved by a wide majority of the shareholders.

Mr. Dillard provided his current thoughts on the business and acknowledged the recent challenges facing U.S. apparel retailers. He added that the Company was very unhappy with its first quarter results. Moving to a longer term focus, Mr. Dillard pointed to the Company’s strong balance sheet relative to its retail peer group. He noted that the Company had been consistently returning money to shareholders with an average of $414 million in annual share repurchases and dividends returned over the last six fiscal years. Mr. Dillard added that in fiscal 2016 to date, the Company had returned over $90 million to shareholders. He noted while he could not predict when U.S. apparel sales would improve, the Company is positioned well for the future. He added, “As bad as the (first quarter) numbers were, we are in good shape”. In closing the meeting, Mr. Dillard stated, “Hopefully, we will have better numbers to report in the future.”

Forward-Looking Information
The foregoing contains certain “forward-looking statements” within the definition of federal securities laws. The following are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:  statements including (a) words such as “may,” “hope”, “will,” “could,” “would”, “believe,” “expect,” “future,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” or the negative or other variations thereof, and (b) statements regarding matters that are not historical facts.  The Company cautions that forward-looking statements contained in this report are based on estimates, projections, beliefs and assumptions of management and information available to management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors include (without limitation) general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company’s stores are located and the effect of these factors on the buying patterns of the Company’s customers, including the effect of changes in prices and availability of oil and natural gas; the availability of consumer credit; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount and Internet retailers; changes in consumer spending patterns, debt levels and their ability to meet credit obligations; changes in legislation, affecting such matters as the cost of employee benefits or credit card income; adequate and stable availability and pricing of materials, production facilities and labor from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; system failures or data security breaches; possible future acquisitions of store properties from other department store operators; the continued availability of financing in amounts and at the terms necessary to support the Company’s future business; fluctuations in LIBOR and other base borrowing rates; potential disruption from terrorist activity and the effect on ongoing consumer confidence; epidemic, pandemic or other public health issues; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar  nature.   The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 30, 2016, contain other information on factors that may affect financial results or cause actual results to differ materially from forward-looking statements.
About Dillard’s
Dillard’s, Inc. ranks among the nation’s largest fashion retailers, with annual sales exceeding $6.5 billion. The Company focuses on delivering style, service and value to its shoppers by offering compelling apparel, cosmetics, and home selections complemented by exceptional customer care. Dillard’s stores offer a broad selection of merchandise and feature products from both national and exclusive brand sources. The Company operates 272 Dillard’s locations and 24 clearance centers spanning 29 states, plus an Internet store at www.dillards.com.
CONTACT:
Dillard’s, Inc.
Julie Johnson Bull
501-376-5965
julie.bull@dillards.com